Letter of Intent

Personal & Confidential

TipMeFast, Inc.

HaShnura St 1

ZihronYa’akow, Israel 30950

RE: Acquisition

Dear Raid Chalil:

This letter sets forth our mutual understanding regarding the purchase of Lucent, Inc. by TipMeFast, Inc. This transaction will be subject to (a) the negotiation and execution of Agreements containing appropriate representations and warranties, as well as customary covenants and conditions and (b) due diligence requirements. The agreement will provide that:

1.The parties will negotiate a mutually agreeable definitive agreement for the purchase of 100% of Lucent, Inc. by TipMeFast, Inc. for 8,000,000 common shares of TipMeFast, Inc. but shall be contingent upon 5,000 shares of the Company being deposited in a brokerage (and the deposit being certified such to DTC) so that the shares become DTC eligible and at least two trades taking place at a price of at least $0.01 per share regardless of the purchaser of such shares.

2.The parties will attempt to complete the transaction as promptly as possible.

3.The parties will each bear its respective expenses incurred in connection with the negotiation, preparation and consummation of the contemplated transaction.

4.This letter shall not constitute a binding contract between the parties, but purports to set forth their present intent with respect to the terms proposed to be incorporated in the Agreements.

5.Unless otherwise required by law or regulation the parties agree that the transaction will not be announced until four days after the signing of the Definitive Agreement and then only in a mutually agreed upon statement.

6.The Letter of Intent may be executed in counterparts, each of which shall be an original, but all of which shall constitute one letter.

Please indicate your acceptance and approval of this letter by signing and dating below.

Dated on the 19th day of March, 2024

By: /s/ Steven Arenal

Steven Arenal, President

Lucent, Inc.

Acknowledged and Accepted:

By: /s/ Raid Chalil

Raid Chalil, PresidentTipMeFast, Inc.